                          ARCHIBALD CANDY CORPORATION

               INSTRUCTION TO REGISTERED HOLDER AND/OR DEPOSITORY
                TRUST COMPANY PARTICIPANT FROM BENEFICIAL OWNER
                                      FOR
                             OFFER TO EXCHANGE ITS
                 10 1/4% SERIES B SENIOR SECURED NOTES DUE 2004
                       FOR ANY AND ALL OF ITS OUTSTANDING
                 10 1/4% SERIES A SENIOR SECURED NOTES DUE 2004

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    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
   CITY TIME, ON             , 1999, OR SUCH LATER DATE AS THE COMPANY (AS
   DEFINED HEREIN) MAY EXTEND THE EXCHANGE OFFER (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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To Registered Holder and/or Depository
Trust Company Participant:

    The undersigned hereby acknowledges receipt of the Prospectus dated
            , 1999 (the "Prospectus") of Archibald Candy Corporation, an Illinois corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 10 1/4% Series B Senior Secured Notes due 2004, (the "Registered Notes") for all of its outstanding 10 1/4% Series A Senior Secured Notes due 2004 (the "Unregistered Notes").

    This will instruct you, the registered holder and/or participant in the Depository Trust Company's clearance and settlement program, as to the action to be taken by you relating to the Exchange Offer with respect to the Unregistered Notes held by you for the account of the undersigned.

    The aggregate face amount of Unregistered Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

    $                 of the 10 1/4% Senior Secured Notes due 2004.

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

/ /           To TENDER the Unregistered Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF UNREGISTERED NOTES TO BE TENDERED IF
              LESS THAN ALL): $

/ /           NOT to TENDER any Unregistered Notes held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Unregistered Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the undersigned is not an "affiliate" of the Company, (2) any Registered Notes to be received by the undersigned are being acquired in the ordinary course of its business, (3) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")) of Registered Notes to be received in the Exchange Offer, and (4) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Registered Notes. The Company may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 on behalf of whom the undersigned holds the Unregistered Notes to be exchanged in the Exchange Offer. By tendering Unregistered Notes pursuant to the Exchange Offer, a holder of Unregistered Notes which is a broker-dealer represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that such Unregistered Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such Registered Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

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                                   SIGN HERE
  ____________________________________________________________________________

                          NAME OF BENEFICIAL OWNER(S)
  ____________________________________________________________________________
  ____________________________________________________________________________

                                   SIGNATURE
  ____________________________________________________________________________
  ____________________________________________________________________________

                             NAME(S) (PLEASE PRINT)
  ____________________________________________________________________________
  ____________________________________________________________________________

                                   (ADDRESS)
  ____________________________________________________________________________

                               (TELEPHONE NUMBER)
  ____________________________________________________________________________

              (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)
  ____________________________________________________________________________

                                      DATE

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